Exhibit 99.1

ClientLogic Corporation Contacts:	SITEL Contact:
Amit Shankardass	Bill Sims, Investor Relations
ClientLogic	402-963-6810
615-301-7274
amitsha@clientlogic.com

Mike Farber
Schwartz Communications
781-684-0770
clientlogic@schwartz-pr.com

FOR IMMEDIATE RELEASE

SITEL Announces Amendment to Merger Agreement with ClientLogic
Corporation, Increasing Stockholders’ Price Per Share to $4.25 in Cash

Record Date and Date of Annual Stockholders’ Meeting Scheduled for January 12, 2007

Nashville, TN/Omaha, NE—December 11, 2006—SITEL Corporation (“SITEL”) (NYSE:SWW) and ClientLogic Corporation (“ClientLogic”), both leading global business process outsourcing providers, announced today that they had entered into an amendment to the previously announced Agreement and Plan of Merger among SITEL, ClientLogic and Stagecoach Acquisition Corporation, dated October 12, 2006 (the “Merger Agreement”). Under the terms of the amendment, SITEL stockholders will receive $4.25 in cash for each outstanding share of common stock of SITEL held, which represents an increase of $0.20 per share in cash from the price of $4.05 per share in cash previously agreed with ClientLogic. The Board of Directors of SITEL has unanimously approved the amendment to the Merger Agreement. The transaction is expected to be completed in the first quarter of 2007 and remains subject to customary closing conditions, including the approval of SITEL’s stockholders.

On Wednesday, December 6, prior to SITEL entering into the amendment with ClientLogic, The Gores Group, LLC and The Calgary Group, LLC and Jefferies Capital Partners IV LLC (“Gores/Calgary/Jefferies”) revised their previously announced proposal to acquire all of the outstanding shares of common stock of SITEL to lower the proposed price of $4.50 to $4.25 per share in cash. The amendment with ClientLogic required SITEL to terminate the existing discussions with Gores/Calgary/Jefferies although it continues to permit SITEL to respond to additional proposals from third parties in the event the Board of Directors of SITEL determines in good faith after considering advice from its outside advisors that failure to do so would be inconsistent with its fiduciary obligations. In additon, the amendment increases the expense reimbursement portion of the amount payable by SITEL upon termination of the Merger Agreement in circumstances involving an alternative acquisition proposal by $1 million.

In connection with the proposed merger with ClientLogic, SITEL has set January 12, 2007 as the date of its 2006 Annual Meeting of Stockholders at which SITEL will seek, among other things, stockholder approval of the Merger Agreement, as amended, and the transactions contemplated thereby. Holders of record of SITEL common stock as of 5:00 p.m., New York time, on December 5, 2006 (the “Record Date”) will be entitled to vote at the meeting. The meeting will be held at the Marriott Regency hotel, 10220 Regency Circle, in Omaha, Nebraska. The meeting will begin at 1:00 p.m., local time, on January 12th. The definitive proxy statement and related materials will be mailed on or about December 13, 2006 to stockholders of record on the Record Date.

The $4.25 to be paid in cash in the merger for each SITEL share represents an approximate 37.5% premium over the volume-weighted average closing price of SITEL common stock on the New York Stock Exchange for the thirty days prior to the public announcement of the execution and delivery of the Merger Agreement.

About ClientLogic Corporation

ClientLogic is a leading global business process outsourcing (BPO) provider in the customer care and back office processing industries. ClientLogic’s global footprint spans 49 facilities in 13 countries throughout North America, Europe, Africa, Central America and Asia. ClientLogic’s consistent service quality across channels, media and countries helps clients improve their return on customer investment by reducing service cost, improving customer retention and increasing revenue per customer. ClientLogic’s industry-leading clients include Sony Corporation, DIRECTV, ABN AMRO, TiVo, British Telecom (BT), National Geographic Television, LTU, Neuf Telecom and United Online (Juno/NetZero). A portfolio company of Canadian diversified company Onex Corporation, ClientLogic is among the top five global customer care providers, managing more than half a million customer interactions each day of the year. For more information, please visit http://www.clientlogic.com.

About SITEL Corporation

SITEL is a leading global provider of outsourced customer support services. On behalf of many of the world’s leading organizations, SITEL designs and improves customer contact models across its clients’ customer acquisition, retention, and development cycles. SITEL manages approximately two million customer interactions per day via the telephone, e-mail, Internet, and traditional mail. SITEL has over 42,000 employees in 101 global contact centers located in 26 countries. SITEL is a leader in the contact center industry. Please visit SITEL’s website at www.sitel.com for further information.

Additional Information and Where to Find It

Today SITEL filed a definitive proxy statement with the Securities and Exchange Commission (SEC) in connection with the proposed merger. WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the definitive proxy statement and other documents at the SEC’s website, www.sec.gov or from SITEL by directing such request to SITEL, Attention: Bill Sims, Vice President, Investor Relations, 7277 World Communications Drive, Omaha, NE 68122. Telephone: (402) 963-6444.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These include statements as to the proposed merger transaction with ClientLogic and the newly-received proposal. Other forward-looking statements may be identified by the use of the words “expects,” “will” and similar expressions. These forward-looking statements speak only as of the date the statement is made and SITEL assumes no obligation to update such statements. Although SITEL believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Important factors that could cause actual results to differ materially from SITEL’s expectations may include, but are not limited to the following, many of which are outside its control: the risk that any integration planned for the businesses of SITEL and ClientLogic following the merger will not be concluded successfully or will be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger with ClientLogic may not be fully realized or realized within the expected time frame; revenues following the merger with ClientLogic may be lower than expected; client and employee relationships and business operations may be disrupted by the merger with ClientLogic; the ability to achieve required closing conditions including antitrust clearances and shareholder approval; credit market conditions; and legislative and regulatory changes. SITEL’s Form 10-K, 10-Q and 8-K reports filed with the SEC describe other important factors that may impact SITEL’s business, results of operation and financial condition and cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees are participants in the solicitation of proxies from the stockholders of the Company in connection with the previously announced proposed merger between SITEL and ClientLogic. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transaction.

# # # # #